UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2014, Jane DeFlorio was appointed as an independent director to the Board of Directors (the “Board”) of Perry Ellis International, Inc. (the “Company”). Ms. DeFlorio is a former investment banker with extensive experience in the retail and consumer sectors. She recently retired as a Managing Director of the Retail and Consumer Group at Deutsche Bank Securities Inc. As an independent director, Ms. DeFlorio will serve on the audit and investment committees of the Board and will serve as a member of the class of directors to be elected at the 2016 Annual Meeting of Shareholders. As a director of the Company, she will be entitled to receive grants under the Company’s Amended and Restated 2005 Long-Term Incentive Compensation Plan (the “Plan”).

Contemporaneously with Ms. DeFlorio’s election to the Board, Gary Dix has retired from the Board after more than 20 years of service to the Company.

With this transition, the Board will continue to comprise seven directors, five of whom are independent, and three of whom have joined the Company’s Board within the last year, including J. David Scheiner and Alexandra Wilson.

A copy of the press release announcing Ms. DeFlorio’s election to the Board and Mr. Dix’s retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

99.1 Perry	Ellis International, Inc. Press Release dated December 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: December 16, 2014	By:	/s/ Cory Shade
Cory Shade, Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Perry Ellis International, Inc. Press Release dated December 16, 2014.